UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 30, 2006

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Under our lease with The Irvine Company, dated April 30, 2001 and amended August 1, 2002, October 21, 2003 and September 15, 2005, for our facilities at 985 Almanor Avenue, Sunnyvale, California, if we raise $75.0 million or more in cash as a result of a single public offering, we must pay The Irvine Company the lesser of (i) 10% of any amount raised in excess of $75.0 million or (ii) any remaining deferred rent obligation under the lease.

On January 30, 2006, we entered into an underwriting agreement relating to the public offering of 6,500,000 shares of our common stock, as further described below under Item 8.01 of this Current Report on Form 8-K. We estimate the net proceeds to us from this offering will be approximately $97.3 million, or $111.9 million if the underwriters to the public offering exercise their over-allotment option in full. Pursuant to our lease with The Irvine Company, as amended, the completion of this public offering will trigger an obligation to pay The Irvine Company approximately $2.2 million towards our remaining deferred rent obligation, which obligation will be increased to approximately $3.7 million if the underwriters exercise their over-allotment option in full.

Item 8.01. Other Events.

On January 30, 2006, we entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Lehman Brothers Inc. (the “Underwriters”) relating to the public offering, issuance and sale of 6,500,000 shares of our common stock, $0.001 par value per share. The price to the public is $16.00 per share, and the Underwriters have agreed to purchase the shares from us at a price of $15.04 per share. Under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 975,000 shares solely to cover over-allotments, if any. The underwriting agreement contains customary representations, warranties and agreements by us, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The offering is being made pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-126591) and a related registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Registration No. 333-131392), both previously filed with the Securities and Exchange Commission.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. Our press release dated January 31, 2006, titled “Nuvelo Announces Pricing of Common Stock Offering,” is attached hereto as Exhibit 99.1 and is herein incorporated herein by reference. Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Cooley Godward LLP relating to the validity of the shares to be issued in the offering.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 30, 2006.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1).

99.1	Press Release titled “Nuvelo Announces Pricing of Common Stock Offering,” dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Gary Titus
Gary Titus
Acting Chief Financial Officer, Vice President of Finance and Chief Accounting Officer

Dated: January 31, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 30, 2006.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1).

99.1	Press Release titled “Nuvelo Announces Pricing of Common Stock Offering,” dated January 31, 2006.